UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 30, 2013 (July 24, 2013)

Sprint Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-04721	46-1170005
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6200 Sprint Parkway
Overland Park, Kansas 66251
(Address of Principal Executive Offices, Including Zip Code)

(800) 829-0965
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2013 Short-Term Incentive Compensation Plan

This current report on Form 8-K/A for Sprint Corporation (the “Company”), as successor registrant to Sprint Nextel Corporation (“Sprint Nextel”), updates information provided on a Form 8-K, dated February 28, 2013, in which Sprint Nextel reported that its Compensation Committee established the first-half performance period objectives and other terms of the Company's 2013 Short-Term Incentive Plan for its officers and other eligible employees (the “2013 STI Plan”).

On July 24, 2013, the Compensation Committee of the Company set the following specified performance objectives, for the 2013 STI Plan for the second half of the year, continuing those established for the first half of the year: (1) adjusted EBITDA (which we define as operating income before depreciation and amortization excluding severance, exit costs, and other special items) at 50%; (2) a measure of retention of our Sprint platform postpaid wireless subscribers, which we refer to as postpaid churn, at 30%; and (3) Sprint platform net subscriber additions (excluding Nextel Platform, Assurance Wireless and Wholesale) at 20%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2013	Sprint Corporation
By: /s/ Stefan K. Schnopp Senior Counsel and Assistant Secretary